UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2005

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2005, the McKesson Corporation (the "Company") Board of Directors, on the recommendation of its Committee on Directors and Corporate Governance, approved a change in the Nonemployee Directors'compensation effective July, 2005. The changes provide that the annual cash retainer will increase from $40,000 to $50,000 per year. Subject to the approval by the Company's stockholders at the Company's Annual Meeting on July 27, 2005, the annual nonqualified stock option grant on 7,500 shares to nonemployee directors will change to an annual grant of 2,500 restricted stock units which will vest immediately, and the receipt of which will be deferred until such time as the director leaves the Board. These changes are intended to keep the directors' compensation competitive, and also to better align their compensation structure with that of the management compensation structure. Other elements of directors' compensation remain unchanged.

Separately the Board of Directors also approved Director Stock Ownership Guidelines of three times the annual retainer amount and three years in which to satisfy the guidelines.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

April 28, 2005	By:	Ivan D. Meyerson

Name: Ivan D. Meyerson
Title: Executive Vice President, General Counsel and Secretary